BRANNON LIMITED PARTNERSHIP

August 7, 2012

Mr. Kye Abraham

Chief Executive Officer

LKA International, Inc.

Re: Note Settlement Agreement

Dear Mr. Abraham,

Brannon Limited Partnership (BLP) (the “Noteholder”) is very pleased to present this Note Settlement Agreement (the “Agreement”) to LKA International, Inc. a Delaware Corporation  (LKA) (the “Company”). This Agreement shall define the terms under which BLP and LKA will settle the outstanding Note issued by LKA and held by BLP. This Agreement shall become effective as of the date set forth above upon execution and delivery of this Agreement by both Parties.

WHEREAS, the Noteholder owns and holds a certain Note issued by the Company on July 2, 2009, and acquired by the Noteholder on February 24, 2012 with an unpaid balance of $1,132,083.20 as of  July 31, 2012.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Noteholder will settle the unpaid balance for common shares of the Company’s stock at a settlement price (“the Settlement Price”) of $0.1886 USD per share resulting in the issuance of a total of 6,000,000 shares of common stock;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Noteholder hereby agree as follows:

1.Settlement and Special Conditions.

(a)Settlement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Settlement Date”, the Noteholder shall agree to accept and the Company shall agree to issue from time to time and according to the terms and subject to the conditions in this Agreement, 6,000,000 shares of LKA International, Inc. common stock (the “Settlement Shares).

(b)Special Conditions. The Settlement hereunder is specifically conditioned upon the Company’s ability to deliver to the Noteholder common stock of the Company in a form that is freely tradabable, validly issued, unencumbered, non-assessable, fully paid, and without restrictive legend along with legal opinions from the Company’s legal counsel as to the transferability and tradability of the stock acceptable to the Noteholder. The Company agrees to proceed with the 3(a)10 exemption hearing process to deliver the stock in a freely tradable form acceptable to the Noteholder. The Company will have 90 calendar days from the date of execution of this Agreement to complete the 3(a)10 process and deliver this initial, freely tradable and transferrable  tranche of Settlement Shares issued in reliance on the 3(a)10 exemption to the Noteholder. At the sole option of the Noteholder, if the first tranche of Settlement Shares are not received within the 90 days, the Noteholder may declare this Agreement null and void in its entirety.

(c)Additional Special Condition. The Company, immediately upon execution of this Agreement, shall cause to be issued and delivered to BLP a certificate representing 800,000 shares of LKA International, Inc. common stock (the “Restricted Shares”). The shares shall be issued with a restrictive legend and subject to Rule 144. The Restricted

Shares shall be returned to the Company and cancelled by the Company immediately upon the successful completion of the 3(a)10 hearing and replaced to the Noteholder with freely tradable shares issued in reliance on exemption 3(a)10.

2. Noteholder Representations and Warranties. The Noteholder hereby represents and warrants to and agrees with the Company with respect only to such Noteholder that:

(a) Organization and Standing of the Noteholder. Noteholder, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Authorization and Power. Such Noteholder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by such Noteholder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Noteholder or its board of directors or stockholders, if applicable, is required. This Agreement and has been duly authorized, executed and delivered by such Noteholder and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Noteholder, enforceable against Noteholder in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Noteholder of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Noteholder’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Noteholder is a party; nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Noteholder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Noteholder). Such Noteholder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement provided that for purposes of the representation made in this sentence, such Noteholder is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. Such Noteholder has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission through the tenth business day preceding the Settlement Date. Noteholder is not deemed to have any knowledge of any information not included in the filings unless such information is delivered in the manner described in the next sentence. In addition, such Noteholder may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Noteholder has requested in writing, identified thereon as OTHER WRITTEN INFORMATION, and considered all factors such Noteholder deems material in deciding on the advisability of entering into this Agreement.

(e) Information on Noteholder. Such Noteholder is, and will be at the time of the Settlement and delivery of the Company’s shares, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Noteholder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed Settlement.

(f) Compliance with Securities Act. Such Noteholder understands and agrees that the Settlement Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act. In any event, and subject to compliance with applicable securities laws, the Noteholder may enter into lawful hedging transactions in the course of hedging the position they assume and the Noteholder may also enter into lawful short positions or other derivative transactions relating to the Settlement Shares, or interests in the Settlement Shares, and deliver the Settlement Shares, or interests in the Settlement Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Settlement Shares, or interests in the Settlement Shares, to third parties who in turn may dispose of these Securities.

(g) Correctness of Representations. Noteholder represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Noteholder otherwise notifies the Company prior to the Settlement Date, shall be true and correct as of the Settlement Date.

(h) Survival. The foregoing representations and warranties shall survive the Settlement Date.

3. Company Representations and Warranties. the Company represents and warrants to and agrees with that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein). For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries. The Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.

(b) Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. This Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Agreement and to perform their obligations thereunder.

(d) Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and Subsidiaries as of the date of this Agreement are set forth on Schedule A. Except as set forth on Schedule A, there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule A. There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity.

(e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, any Principal Market, or the

Company’s stockholders is required for the execution by the Company of the Agreement and compliance and performance by the Company and Subsidiaries of their obligations under the Transaction Documents, including, without limitation, the issuance of the Settlement Shares. The Agreement and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(f) No Violation or Conflict. The issuance of the Settlement Shares nor the performance of the Company’s obligations under the Agreement by the Company, will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Settlement Shares or any of the assets of the Company or any of its Affiliates except in favor of  Noteholder as described herein; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv) result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g) The Settlement Shares. The Settlement Shares upon issuance:

(i)will be freely tradable, validly issued, fully paid, unencumbered, non-assessable, and bear no restrictive legend.

(ii) will be free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(iii) will be duly and validly authorized, and on the dates of issuance, the Settlement Shares will be duly and validly issued, fully paid and non-assessable and will be free trading, unrestricted and free of restrictive legend;

(iv) will not have been issued in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(v) will not subject the holders thereof to personal liability by reason of being such holders; and

(vi) assuming the representations and warranties of the Noteholder as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h) Transfer of Settlement Shares. Notwithstanding anything to the contrary contained in this Agreement, Noteholder may transfer (without restriction and without the need for an opinion of counsel unless required or requested by Noteholder) the Settlement Shares, provided that each such transfer is to an “accredited investor” under Regulation D and such “accredited investor” agrees to be bound by the terms and conditions of this Agreement.

(i) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Agreement. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(j) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the manipulation of the price of the Common Stock.

(k) Information Concerning Company. Since May 15, 2012, and except as disclosed in writing to the Noteholder, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The information, including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(l) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Noteholder.

(o) Dilution. The Company’s executive officers and directors understand the nature of the Settlement Shares being issued hereby and recognize that the issuance of the Settlement Shares will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgement, that the issuance of the Settlement Shares is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(p) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years.

(q) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s) Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months. As of the Settlement Date, the Company is not a “shell company” nor has the Company ever been a “shell company” as those terms are employed in Rule 144 under the 1933 Act.

(t) Listing. The Company’s Common Stock is quoted on the OTC Markets and Bulletin Board (“Bulletin Board”) under the symbol LKAI. The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(u) DTC Status. The Company’s transfer agent is a participant in the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth below: Interwest Stock Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117. Phone (801) 272-9294 Fax (801) 277-3147. Email contact - melinda@interwesttc.com.

(v) Company Predecessor and Subsidiaries. The Company makes each of the representations contained in this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in this Agreement shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(w) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Noteholder prior to the Settlement Date, shall be true and correct in all material respects as of the Settlement Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(x) Survival. The foregoing representations and warranties shall survive the Settlement Date.

4. Legal Opinion. On the Settlement Date, and on each date of issuance of Settlement Shares, the Company will provide an opinion acceptable to the Noteholder from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Settlement Shares and other matters reasonably requested by Noteholder. The Company will provide, at the Company’s expense, to the Noteholder, such other legal opinions, if any, as are necessary in Noteholder’s opinion for the issuance and resale of Settlement Shares issuable according to the terms and conditions of this Agreement, pursuant to an exemption from registration.

5.Issuance and Delivery of Settlement Shares.

(a) Upon the Notice of Issuance of the Settlement Shares or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of  Noteholder (or its nominee) or such other persons as designated by Noteholder and in such denominations to be specified at the time of the issuance notice representing the number of shares of Settlement Stock issuable upon such notice. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall bear no restrictive legend.

(b) Noteholder will give notice of its decision to exercise its right to receive an issuance of Settlement Shares thereof by telecopying, or otherwise delivering a completed Notice of Issuance to the Company via confirmed telecopier transmission or otherwise pursuant to this Agreement. Each date on which a Notice of Issuance is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed an “ Issuance Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Settlement Shares issuable upon notice to Noteholder via express courier for receipt by Noteholder within three days after the Issuance Date (such third day being the “Delivery Date”). In the event the Settlement Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Noteholder.

(c) The Company understands that a delay in the delivery of the Settlement Shares in the form required hereof later than the Delivery Date could result in economic loss to the Noteholder. As compensation to Noteholder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to Noteholder for late issuance of Settlement Shares in the form required hereof upon notice of issuance, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being issued of the corresponding Settlement Shares which are not timely delivered. The Company shall pay any payments incurred under this Section upon demand. Furthermore, in addition to any other remedies which may be available to the Noteholder, in the event that the Company fails for any reason to effect delivery of the Settlement Shares on or before the Delivery Date, the Noteholder will be entitled to revoke all or part of the relevant Notice of Issuance by delivery of a notice to such effect to the Company whereupon the Company and Noteholder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

(d)Mandatory Redemption at BLP’s Election. In the event (i) the Company is prohibited from issuing Settlement Shares, (ii) upon the occurrence of any other Event of Default, that continues beyond any applicable cure period, (iii) a Change in Control (as defined below) occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any Subsidiary, then at BLP's election, the Company must pay to BLP not later than ten (10) days after request by such BLP, a sum of money determined by multiplying the number of Settlement Shares not yet issued and delivered to BLP multiplied by $0.1886, at BLP’s election, multiplied by 120% and any other amounts due under the Agreement ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by BLP on the same date as the Settlement Shares otherwise deliverable or within ten (10) days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Settlement Amount and other amounts will be deemed paid and no longer outstanding. BLP may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received. Liquidated damages calculated pursuant to Section 5(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by BLP shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid. For purposes of this Section 5(d), “Change in Control” shall mean (i) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or any Subsidiary, or (iii) a majority of the members of the Company’s board of directors as of the Settlement Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written consent of BLP had been obtained by the Company. The foregoing notwithstanding, BLP may demand and receive from the Company the amount stated above or any other greater amount which BLP is entitled to receive or demand pursuant to the Agreement.

(e)Maximum Issuance. BLP shall not be entitled to receive on an Issuance Date by delivery of Settlement Shares in connection with that number of Settlement Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such BLP and its Affiliates on an Issuance Date, and (ii) the number of Settlement Shares issuable upon Issuance Date with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by BLP and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Issuance Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, BLP shall not be limited to aggregate issuances of only 4.99% and aggregate issuancess by BLP may exceed 4.99%. BLP shall have the authority to determine whether the restriction contained in this Section 5(e) will limit any issuance and the extent such limitation applies and to which instrument or part thereof such limitation applies. BLP may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company. BLP may allocate which of the equity of the Company deemed beneficially owned by BLP shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

(f) Injunction Posting of Bond. In the event BLP shall elect to receive an issuance or part thereof, the Company may not refuse issuance based on any claim that BLP or anyone associated or affiliated with BLP has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to BLP, restraining and or enjoining issuance of all or part of such Settlement Shares shall have been sought and obtained by the Company or the Company has posted a surety bond for the benefit of BLP in the amount of 120% of the greater of the outstanding number of Settlement Shares not yet issued multiplied by $0.1886, which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to BLP to the extent the judgment or decision is in BLP’s favor.

(g) Buy-In. In addition to any other rights available to BLP, if the Company fails to deliver to BLP Settlement Shares by the Delivery Date and if after the Delivery Date BLP or a broker on BLP’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by BLP of the Common Stock which BLP was entitled to receive upon such issuance (a “Buy-In”), then the Company shall pay to BLP (in addition to any remedies available to or elected by the BLP) the amount by which (A) BLP’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate dollar value of the number of shares multiplied by $0.186 for which such issuance request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if BLP purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted issuance of $10,000 of Settlement Shares by the Company to BLP, the Company shall be required to pay BLP $1,000 plus interest. BLP shall provide the Company written notice and evidence indicating the amounts payable to BLP in respect of the Buy-In.

6. Fees.

(a) Broker’s Commission. The Company on the one hand, and BLP (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Agreement. Anything in this Agreement to the contrary notwithstanding, BLP is providing indemnification only for such BLP’s own actions. The liability of the Company and BLP’s liability hereunder is several and not joint. The Company represents that to the best of its knowledge there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Agreement.

(b) Noteholder’s Legal Fees.  The Company shall pay to Noteholder a legal fee reimbursement payment for legal fees incurred in connection with the Settlement Transaction described in this Agreement. The amount of the payment shall represent fifty percent of the legal fees paid by the Noteholder for legal services provided to Noteholder in connection with this Settlement Transaction, but under no circumstances will the payment due from the Company exceed $5,000. This payment will be made immediately upon the execution of this document.

7. Covenants of the Company. The Company covenants and agrees with BLP as follows:

(a) Stop Orders. Subject to the prior notice requirement described in Section 7(m), the Company will advise BLP, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Settlement Shares, except as may be required by any applicable federal or state securities laws provided at least five (5) days prior notice of such instruction is given to BLP.

(b) Listing/Quotation. The Company shall promptly secure the quotation or listing of the Settlement Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Settlement Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any portion of the Settlement Shares have not been issued and delivered to BLP. The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, Over The Counter Pink Sheets, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 7(m), the Company will provide BLP with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the OTC Bulletin Board is the Principal Market.

(c) Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Settlement Shares to BLP and promptly provide copies thereof to BLP.

(d) Filing Requirements. From the date of this Agreement and until the last to occur of (i) all the Settlement Shares have been resold or transferred by BLP pursuant to a registration statement or applicable exemption, or (ii) none of the Settlement Shares are still to be issued and delivered to BLP (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit BLP to be able to resell the Settlement Shares, and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(e) Reservation. Prior to the execution of this Agreement, the Company undertakes to reserve on behalf of BLP from its authorized but unissued Common Stock, 6,000,000 shares of Common Stock. Failure to have sufficient shares reserved pursuant to this Section 7(e) at any time shall be a material default of the Company’s obligations under this Agreement. Without waiving the foregoing requirement, if at any time any Settlement Shares remain to be issued and delivered to BLP the Company has reserved on behalf of the Noteholder less than the amount necessary for full issuance of the outstanding Settlement Shares on every such date(“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation. The Company agrees to provide notice to BLP not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of BLP.

(f) DTC Program. Until the full 6,000,000 Settlement Shares have been issued and delivered to BLP, the Company will employ as the transfer agent for the Common Stock and Settlement Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

(g) Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h) Insurance. As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(i) Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j) Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k) Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(l) Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(m) Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding BLP or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of BLP unless expressly agreed to in writing by BLP or only to the extent required by law and then only upon not less than two (2) days prior notice to BLP. The Company will specifically disclose the amount of Common Stock outstanding immediately after the execution of this Agreement in the 8-K. Upon delivery by the Company to BLP after the execution of this Agreement of any notice or information, in writing, electronically or otherwise, and while the Settlement Shares are held by BLP, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within four (4) days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to BLP contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to BLP prior to delivery of such notice or information. BLP will be granted five days to notify the Company that BLP elects not to receive such information. In the case that BLP elects not to receive such information, the Company will not deliver such information to BLP. In the absence of any such Company indication, BLP shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(n) Non-Public Information. The Company covenants and agrees, neither it nor any other person acting on its behalf will at any time provide BLP or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto BLP, its agent or counsel shall have agreed in writing to accept such information. The Company understands and confirms that BLP shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to BLP not already made public by the Company may be made public and disclosed by BLP.

(o) Negative Covenants. So long as there are Settlement Shares not yet issued and delivered to BLP, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i) amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of BLP;

(ii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities;

 (p) Offering Restrictions. For so long as there are Settlement Shares not yet issued and delivered to BLP, the Company will not enter into or exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). If at any time BLP owns or has the right to be issued Settlement Shares, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the $0.1886 in effect at such time, without the consent of the Subscribers, then the Settlement Price shall automatically be reduced to such other lower price. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock. For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock only after all of the Settlement Shares have been issued and delivered and the Common Stock issuance will not cause the Noteholder to own more than 4.9% of the then issued and outstanding shares of common stock. The rights of the Noteholder set forth in this Section 7(p) are in addition to any other rights the Noteholder has pursuant to this Agreement, the Note, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Noteholder and Company are parties.

(q) Seniority. Until all of the Settlement Shares are issued and delivered,  and without prior written consent of the Noteholder, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity or assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of BLP in or to such equity, assets or payment, nor issue or incur any debt not in the ordinary course of business.

(r) Notices. For so long as BLP holds any Settlement Shares, the Company will maintain a United States address and United States fax number.

(s) Transactions with Insiders. So long as there are Settlement Shares not yet issued and delivered, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual. “Affiliate” for purposes of this Section 7(s) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes of this Agreement means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity. For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(t) Stock Splits. For so long as there are Settlement Shares yet to be issued and delivered, the Company undertakes and covenants that the Company will not enter into any stock splits without the prior written consent of BLP.

(u) Notice of Event of Default. The Company agrees to notify BLP of the occurrence of an Event of Default not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

(v) Registration Statements. The Company agrees that it will not increase the number of its authorized shares, without the prior written consent of BLP, file with the Commission or with state regulatory authorities any registration statements, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein. BLP agrees that it will not unreasonably withhold its consent to allow the Company to file a registration statement for the sole and exclusive purpose of raising capital to support reasonable and necessary capital requirements in the conduct of its normal business operations.

8. Covenants of the Company Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend BLP, BLP’s officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon BLP or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and BLP relating hereto.

(b) In no event shall the liability of BLP or permitted successor hereunder or under any  other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by BLP or successor upon the sale of Settlement Shares.

9. Unlegended Shares and 144 Sales.

(a) DWAC. In lieu of delivering physical certificates representing the Unlegended Settlement Shares, upon request of BLP, the Company shall cause its transfer agent to electronically transmit the Unlegended Settlement Shares by crediting the account of BLP’s broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system.

(b) 144 Default. At any time commencing six months after the Settlement Date, in the event the BLP is not permitted to sell any of the Settlement Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to BLP of Rule 144 under the

1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow BLP’s reliance on Rule 144 in connection with sales of Settlement Shares, except due to a change in current applicable securities laws, then the Company shall pay BLP as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Settlement Shares subject to such 144 Default. Liquidated Damages shall not be payable pursuant to this Section 8(d) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144 of the 1933 Act or pursuant to an effective registration statement.

10.Maximum Exercise of Rights. In the event the exercise of certain rights would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to BLP calculated in the manner described in Section 5(e) of this Agreement, then the issuance of such additional shares of Common Stock of the Company to BLP will be deferred in whole or in part until such time as BLP is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 5(e) of this Agreement and BLP notifies the Company accordingly.

11. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: LKA International, Inc. 3724 47th Street Ct. N.W. Gig Harbor Washington 98835 Attn: Kye Abraham, President and Chairman, facsimile: (___) ___-____, and (ii) if to the Noteholder, to: Brannon Limited Partnership 1029 Shadowmoss Circle Lake Mary, Florida 32746 Attn: H. Dwain Brannon Managing Partner, facsimile (800) 859-1798 .

(b) Entire Agreement; Assignment. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral and written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor BLP has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of BLP.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state and county of Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and BLP acknowledges and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, the Company and BLP hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Florida of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Calendar Days. All references to “days” in the Agreement shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in the Agreement shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(g) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(i) Successor Laws. References in the Agreement to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144 shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(j) Amendments; Waivers. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power, or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. To be effective, all waivers must be in writing, signed by both parties. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

This is our Agreement. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

Yours Very Truly,

Dwain Brannon

Brannon Limited Partnership

1525 International Parkway

Suite 4071

Lake Mary, Florida 32746

P407-256-8322

F 800-859-1798

Accepted and approved this 7th day of Augus, 2012.

By: /s/ Kye Abraham

Kye Abraham

President, CEO

LKA International, Inc.

Accepted and approved this 14th day of August, 2012.

By: /s/ Dwain Brannon

Dwain Brannon

Managing Partner

Brannon Limited Partnership